SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): January 11, 2000 (January 11, 2000)


                       Sheldahl, Inc.
   (Exact name of Registrant as specified in its charter)


           Minnesota	             			0-45        			41-0758073
(State or other jurisdiction	  	  (Commission	   	(I.R.S. Employer
      of incorporation)	       	 	File Number)  	Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota					                     55057
(Address of principal executive offices)		         	(Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 5.  Other Events

GENERAL

	On January 4, 2000, the Board of Directors of Sheldahl, Inc., a Minnesota corporation (the "Company"), ratified and approved a private placement of its newly created Series F Convertible Preferred Stock, $1.00 par value per share, and Warrants (the "Warrants") to purchase shares of the Company's Common Stock, $.25 par value per share (the "Preferred Stock"), to two accredited investors (the "Investors"). The Board also authorized granting the Investors certain registration rights with regard to the shares of Common Stock underlying the Preferred Stock and the Warrants. The closing of the private placement of $1,800,000 occurred on January 11, 2000.

PREFERRED STOCK

	The Company sold an aggregate of 1,800 shares of the Preferred Stock to the Investors for an aggregate purchase price of $1,800,000, pursuant to the Convertible Preferred Stock Purchase Agreement among the Company and the Investors (the "Agreement").

	The Preferred Stock is entitled to 5% dividends, payable annually, in shares of Common Stock. The Preferred Stock is convertible into shares of the Company's Common Stock at any time. Each holder of Preferred Stock is entitled to convert each share of Preferred Stock into that number of shares of Common Stock that equals $1,000 plus accrued dividends divided by the Conversion Price. The Conversion Price is $5.46 per share. The Conversion Price is subject to adjustment for certain dilution events.

	The Company may require holders of Preferred Stock to convert to Common Stock provided that the Company's Common Stock trades at certain pre-set price levels.

	The Agreement between the Company and the Investors, and the Certificate of Designation for the Preferred Stock, are incorporated herein by reference as Exhibits 4.1 and 4.2 hereto. The foregoing description of the Agreement and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibits.

WARRANT

	In connection with the issuance of the Preferred Stock, the Company also granted to each Investor a Warrant to purchase shares of the Company's Common Stock. The aggregate amount of shares of Common Stock the Company is obligated to issue under the Warrants is 55,800 at an exercise price of $5.46 per share. The Warrants are exercisable for a period of five years. The form of Warrant issued by the Company to the Investors is incorporated herein by reference as Exhibit 4.3 hereto.

REGISTRATION RIGHTS

	The Company granted the Investors certain registration rights. The registration rights cover all shares of Common Stock issuable to the Investors (i) upon conversion of shares of the Preferred Stock, (ii) as accrued dividends on the Preferred Stock, and (iii) upon exercise of the Warrants. The Company is obligated to file a shelf Registration Statement within sixty (60) days of January 11, 2000 on Form S-3.

	The Registration Rights Agreement between the Company and the Investors specifying the terms of the registration rights is incorporated herein by reference as Exhibit 4.4 hereto. The foregoing description of the Registration Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

SPECIAL COVENANTS

	Pursuant to the Agreement, the Company and the Investors agreed to certain special covenants pursuant to which the Investors will have access to such business and financial information as the Investors reasonably request during the fiscal year ending August 25, 2000. The investors have agreed to comply with applicable securities laws in the use and care of any information provided by the Company.

	The Company agreed that if by February 28, 2000 it has not engaged in a transaction (or is not then actively negotiating a transaction that the Company's board of directors believes, in its good faith judgement, is reasonably likely to be consummated) which would result in a sale or other strategic business combination transaction relating to its Micro Products business, then the Company will meet with the Investors to discuss strategic options regarding this activity.

	In the event the Investors and the Company decide to pursue an additional purchase of Series F Convertible Preferred Stock and it is determined that shareholder approval of such additional investment is required, the Company will use its best efforts to obtain shareholder approval of the potential additional investment, including a Board of Directors recommendation in favor of approval.


Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

	Exhibit 4.1	Convertible Preferred Stock Purchase Agreement among the
             Company, and the Investors (Series F)
	Exhibit 4.2	Certificate of Designation, Preferences and Rights of
             Series F Convertible Preferred Stock
	Exhibit 4.3	Form of Warrant
	Exhibit 4.4	Registration Rights Agreement
	Exhibit 4.5	Press Release
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SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


						Sheldahl, Inc.



						By /s/ Jill D. Burchill
				     Jill D. Burchill, Chief Financial Officer
Dated: January 11, 2000
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